Exhibit 99.1

Future Health ESG Corp. Announces Pricing of $200 Million Initial Public Offering

New York, NY – (September 9, 2021) – Future Health ESG Corp. (NASDAQ: FHLTU) (the “Company”) announced today that it priced its initial public offering of 20,000,000 units at $10.00 per unit. The units will commence trading on September 10, 2021 on the Nasdaq Capital Market under the symbol “FHLTU.”

Each unit consists of one share of common stock and one-half of one redeemable warrant, with each warrant entitling the holder to purchase one share of common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the common stock and warrants are expected to be traded on the Nasdaq Capital Market under the symbols “FHLT and “FHLTW”, respectively.

The underwriters have been granted a 45-day option to purchase up to an additional 3,000,000 units offered by the Company to cover over-allotments, if any.

The offering is expected to close on or about September 14, 2021, subject to customary closing conditions.

Canter Fitzgerald & Co. is acting as the sole book-running manager of the offering.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission on September 9, 2021. The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained by contacting Cantor, Attention: Capital Markets, c/o Cantor Fitzgerald & Co., 499 Park Avenue, 5th Floor, New York, New York 10022, or by email at prospectus@cantor.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Future Health ESG Corp.

Future Health ESG Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company is led by Bradley Bostic and Travis Morgan, who have hands-on experience operating and investing in healthcare technology companies across their corporate life cycles. The Company will target scale-up stage companies that leverage modern technology and data science to make healthcare more efficient, effective, and personalized, and which align with our environmental, social, and governance (ESG) criteria; making a positive impact on society, operating ethically and transparently, and creating premium economic returns through application of smart health technologies. Future Health ESG Corp. is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Media Contact:

media@fhesg.com

(833) 388-8734